EXHIBIT A-3


                            ARTICLES OF INCORPORATION

                                       OF

                               ATC MANAGEMENT INC.

          The undersigned, being a natural person of the age of eighteen (18) years or more, acting as incorporator of the corporation under Chapter 180 of the Wisconsin Business Corporation Law, adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                    ---------

          The name of the corporation is ATC Management Inc.

                                   ARTICLE II
                                   ----------

          The aggregate number of shares which the corporation shall have authority to issue is Nine Thousand (9,000) consisting of one class only of common stock with a par value of $1.00 per share.

                                   ARTICLE III
                                   -----------

          The name and address of the initial registered agent and registered office of the corporation are MIBEF Corporate Services, Inc., 100 East Wisconsin Avenue, Suite 3300, Milwaukee, Wisconsin 53202-4108.

                                   ARTICLE IV
                                   ----------

          The number of directors constituting the Board of Directors of the corporation shall be fixed by or in the manner provided by the by-laws.

                                    ARTICLE V
                                    ---------

          The name and address of the incorporator are Geoffrey R. Morgan, 100 East Wisconsin Avenue, Suite 3300, Milwaukee, Wisconsin 53202-4108.

          Dated at Milwaukee, Wisconsin as of the 12th day of June, 2000.


                                        ----------------------------------------
                                        Geoffrey R. Morgan, Incorporator

          This instrument was drafted by and is returnable to:

                            GEOFFREY R. MORGAN, ESQ.
                          MICHAEL BEST & FRIEDRICH LLP
                            100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 271-6560